UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) December 27, 2017 (December 21, 2017)

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in [sic] Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On December 26, 2017, the Chugach Electric Association, Inc. (Chugach) Board of Directors (Board) appointed Rachel Morse to the Board filling the vacancy left by Janet Reiser and disclosed in the previously filed Current Report on Form 8-K dated December 21, 2017.

It has not yet been determined on which committee(s) Ms. Morse will serve.

Ms. Morse has no family relationships with any current director, director nominee, or executive officer of Chugach, and there are no transactions or proposed transactions, to which Chugach is a party, or intended to be a party, in which Ms. Morse has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Ms. Morse was not appointed to the Board of Chugach pursuant to any arrangement or understanding with any other parties.

Item 8.01 – Other Events

On December 21, 2017, the Mayor of Anchorage, Alaska, announced plans to place a proposition on the April 2018 municipal ballot allowing the voters to authorize the sale of Municipal Light & Power (ML&P) to Chugach. The acquisition would also be subject to approval from the Regulatory Commission of Alaska.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
99	Press release announcing plans for the Registrant to acquire Anchorage Municipal Light & Power dated December 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2017		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Lee D. Thibert
Lee D. Thibert
Chief Executive Officer